Exhibit 3.5

State of Idaho

Department of State.

CERTIFICATE OF AMENDMENT
OF

THUNDER MOUNTAIN GOLD, INC.

I PETE T. CENARRUSA, Secretary of State of the State of Idaho hereby, certify that duplicate originals of Articles of Amendment to the Articles of Incorporation of

THUNDER MOUNTAIN GOLD, INC.

duly signed and verified pursuant to the provisions of the Idaho Business Corporation Act, have been received in this office and are found to conform to law.

ACCORDINGLY and by virtue of the authority vested in me by law, I issue this Certificate of Amendment to the Articles of Incorporation and attach hereto a duplicate original of the Articles of Amendment.

Dated August 26, 19 85.


GREAT SEAL OF THE STATE OF IDAHO
ESTO PERPETUA

SECRETARY OF STATE

Corporation Clerk

CAM 779

19141-e

ARTICLES OF
AMENDMENT OF

THUNDER MOUNTAIN GOLD, INC.

Increase a.c.s. to
$600,000.00 & amend
Section 8

STATE OF IDAHO
DEPARTMENT OF STATE
Secretary's Office
Boise, Idaho

Approved, filed, and admitted to the records of Articles of Incorporation of the State of Idaho and certificate issued

this 26th day of
August, 19 85
at 9:36 o'clock a M.

FEES PAID

Filing $ 20.00 Inv. # 53429
Cor # 15963

Recording ____

Certificate ____

License Tax ____

____

____

TOTAL $ ____

PETE T. CENARRUSA,
SECRETARY OF STATE

BY [signature]
CORPORATION CLERK

Filed By: John F. Campbell, P.S.
1306 Washington Mutual Building
Spokane, Washington 99201-0686

ARTICLES OF AMENDMENT TO THE
AMENDED ARTICLES OF INCORPORATION OF
THUNDER MOUNTAIN GOLD, INC.

SEC OF STATE
85 AUG 26 AM 9 36

KNOW ALL MEN BY THESE PRESENTS:

That we, the undersigned president and secretary, respectively, of Thunder Mountain Gold, Inc., an Idaho corporation, do hereby certify that at a special meeting of the shareholders of said corporation held at the Conference Room on the 3rd Floor of the Washington Mutual Bank Building, W. 601 Main Avenue, Spokane, Washington 99201-0655, on August 6, 1985, at 10:00 o'clock a.m., Spokane time, written notice of which meeting, specifying the purposes thereof, was duly given to each shareholder entitled to vote thereat, by placing such a notice in the United States mail, postage prepaid and addressed to each shareholder at his last known post office address, at least thirty (30) days prior to said date, the shareholders present thereat, in person and by proxy, did by a vote of the majority of the voting power of all shareholders, of the 7,486,587 shares issued and outstanding, all of one class, adopt a resolution to amend the Articles of Incorporation of said corporation in the following respects, and the vote in favor of said amendment is set forth below, to-wit:

1) To amend the last amended Section 6 of the Articles of Incorporation to read as follows:

"6. The amount of capital stock of this Corporation shall be divided into 12,000,000 shares of $.05 par value non-assessable common stock. Each and every share of said stock shall have the same rights and privileges as those enjoyed by each and every other share."

Favorable vote of 5,412,409 shares in favor of the Amendment to Article 6 of the Articles of Incorporation; 136,400 voted against the adoption of the resolution.

2) That a new section, Section 8, be added to the Articles of Incorporation read as follows:

"8. The Board of Directors of this Corporation shall have power and authority, from time to time, to authorize the sale of and to

sell, for cash or otherwise, all or any portion of the unissued and/or of the Treasury stock of this Corporation without said stock, or any thereof, being first offered to the shareholders of this Corporation."

By a vote of 5,425,726 shares, adopted a resolution to add Article 8 to the Articles of Incorporation; 116,533 voted against the adoption of such action.

IN WITNESS WHEREOF, the President and Secretary, respectively, of THUNDER MOUNTAIN GOLD, INC., have hereunto set their hands on this 6 day of August, 1985.

James Collord
President

Robin S. McRae
Secretary

STATE OF WASHINGTON)
) ss
County of Spokane)

The above Amendment to the Amended Articles of Incorporation of THUNDER MOUNTAIN GOLD, INC., subscribed and sworn to before me the undersigned Notary Public by James E. Collord, the President, and by Robin S. McRae, the Secretary, of Thunder Mountain Gold, Inc., this 06th day of August, 1985.

William E. Cullen
NOTARY PUBLIC in and for the State of Washington, residing at Spokane.

(SEAL)